UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 28, 2022

BRIDGETOWN HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-249000	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o 38/F Champion Tower

3 Garden Road, Central

Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +852 2514 8888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-third of one Redeemable Warrant	BTWNU	The NASDAQ Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	BTWN	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	BTWNW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08. Shareholder Director Nominations

(a)        To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01. Other Events.

On September 28, 2022, the Board of Directors (the “Board”) of Bridgetown Holdings Limited, a Cayman Islands exempted company (the “Company”), determined that an extraordinary general meeting in lieu of the 2022 annual general meeting (the “EGM”) will be held on October 13, 2022. The time and location of the EGM is as set forth in the Company’s definitive proxy statement for the EGM filed with the United States Securities and Exchange Commission (the “SEC”). Shareholders seeking to bring business before the EGM must deliver such proposals to the principal executive offices of the Company at c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong, Attention: Chief Executive Officer, not later than October 8, 2022. Any shareholder proposal must also comply with the requirements of Cayman Islands law, the rules and regulations promulgated by the SEC and the Company’s Amended and Restated Memorandum and Articles of Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGETOWN HOLDINGS LIMITED

	By:	/s/ Daniel Wong
Name: Daniel Wong
Title: Chief Executive Officer and Chief Financial Officer

Dated: September 28, 2022